Exhibit 10.33

EXECUTION

AMENDMENT NO. 7 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 7, dated as of May 22, 2014 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”), PennyMac Corp. (the “Seller”) PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. (each, a “Guarantor” and collectively, the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of June 1, 2013 (as amended by Amendment No. 1, dated as of August 29, 2013, Amendment No. 2, dated as of October 1, 2013, Amendment No. 3, dated as of December 27, 2013, Amendment No. 4, dated as of December 31, 2013, Amendment No. 5, dated as of January 10, 2014, and Amendment No. 6, dated as of February 21, 2014, the “Existing Repurchase Agreement”; as further amended by this Amendment, the “Repurchase Agreement”) and the related Pricing Side Letter, dated as of June 1, 2013 (as amended from time to time, the “Pricing Side Letter”). The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of November 2, 2010, as the same may be further amended from time to time, by the Guarantors in favor of Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1 deleting the definitions of “Aged Loan” and “Aging Limit” in their entirety and replacing them with the following:

“Aged Loan” means, other than with respect to Pooled Mortgage Loans, an Aged 60 Day Loan, an Aged 90 Day Loan or an Aged 270 Day Loan.

“Aging Limit” means with respect to Aged Loans other than Jumbo Mortgage Loans, 90 days, and with respect to Aged Loans that are Jumbo Mortgage Loans, 270 days.

1.2 deleting the definition of “Aged 180 Day Loan” in its entirety and all references thereto.

1.3 adding the following definition of “Aged 270 Day Loan” in its proper alphabetical order:

“Aged 270 Day Loan” means a Jumbo Mortgage Loan which has been subject to a Transaction hereunder for a period of greater than 90 days but not greater than 270 days.

SECTION 2. Representations and Warranties. Schedule 1 of the Existing Repurchase Agreement is hereby amended by deleting paragraph (vv) in its entirety and replacing it with the following:

(vv) Aging. Such Purchased Mortgage Loan has not been subject to a Transaction hereunder for more than the applicable Aging Limit.

SECTION 3. Conditions Precedent. This Amendment shall become effective as of May 19, 2014 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantors;

(b) Amendment No. 6 to that certain Amended and Restated Pricing Side Letter, dated as of the date hereof, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantors; and

(c) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 9. Reaffirmation of Guaranty. The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement, as amended hereby.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name: Adam Loskove
Title: Vice President

PennyMac Corp., as Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

PennyMac Mortgage Investment Trust, as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

PennyMac Operating Partnership, L.P., as Guarantor

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

Signature Page to Amendment No. 7 to Amended and Restated Master Repurchase Agreement